Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 Under Construction & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary

Three Months Ended March 31, 2024

"Our office leasing momentum accelerated to start off the year, as we signed over 500,000 square feet of leases in the first quarter. Leveraging our well-positioned portfolio and the strength of our platform, our team is executing on leasing even as adverse market conditions persist, and we view long-term demand drivers for our office space as compelling," commented Victor Coleman, Hudson Pacific's Chairman and CEO. "While we remain focused on further strengthening our balance sheet through targeted asset sales, in the first quarter, we purchased our partners' stake in 1455 Market in San Francisco. Already in the second quarter, we signed a 157,000-square-foot new lease at that asset, which is the largest lease executed in downtown since 2021, and we have another 290,000 square feet throughout our portfolio in leases or LOIs.

"In the first quarter, revenues across essentially all our studio business segments increased quarter-over-quarter, and we now have leases, activity or interest in the majority of our stages. While the long-term fundamentals related to content and subscriber growth remain intact, production has ramped more slowly than anticipated post-strikes, partly attributable to the upcoming expiration of the IATSE and Teamsters Local 399 union contracts. Until visibility improves for our Quixote business, which is primarily leased on a show-by-show basis, we are adjusting our outlook to account for this industry uncertainty."

	Three Months Ended	
Unaudited, in thousands, except share data	**3/31/24**	**3/31/23**
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	79.0 %	86.9 %
In-service % leased	80.5 %	88.7 %
Leases executed (square feet)	508,615	344,069
% change in GAAP rent	6.2 %	(2.8)%
% change in cash rent	(5.4)%	(4.9)%
Weighted average lease term (in months)	64.7	42.4
Net effective rent per square foot	$ 39.08	$ 43.78
Studio		
In-service stage % leased	79.4 %	96.5 %
In-service total % leased	76.9 %	86.3 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 214,023	$ 252,263
Net loss attributable to common stockholders	$ (52,202)	$ (20,425)
Net loss per diluted share	$ (0.37)	$ (0.14)
FFO (excluding specified items) per common stock/unit—diluted(1)	$ 0.17	$ 0.35
FFO per common stock/unit—diluted(1)	$ 0.15	$ 0.34
AFFO per common stock/unit—diluted(1)	$ 0.19	$ 0.24
AFFO payout ratio(1)	27.6 %	104.6 %
GAAP same-store NOI growth(2)	(15.7)%	1.6 %
Cash same-store NOI growth(2)	(12.9)%	7.2 %
Weighted average common stock/units outstanding—diluted	146,221	143,329
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(2)	37.0 %	38.2 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(2)	9.8x	8.5x
Weighted average years to maturity—HPP's share of secured and unsecured debt	3.4	4.0
Unsecured revolving credit facility undrawn capacity	$ 620,000	$ 665,000
Unrestricted cash and cash equivalents	$ 114,305	$ 163,327

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 10 for a reconciliation of net loss to FFO and AFFO.

(2) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Executive Summary (continued) Three Months Ended March 31, 2024 Financial Results Compared to First Quarter 2023 • Total revenue of $214.0 million compared to $252.3 million, with the primary drivers being asset sales, followed by a large tenant vacating space at 1455 Market, and lower occupancy and utilization of stages and services, respectively • Net loss attributable to common stockholders of $52.2 million, or $0.37 per diluted share, compared to net loss of $20.4 million, or $0.14 per diluted share, due to the aforementioned changes to revenue • FFO, excluding specified items, of $24.2 million, or $0.17 per diluted share, compared to $49.7 million, or $0.35 per diluted share. Specified items consisted of transaction-related expenses of $2.2 million, or $0.01 per diluted share, compared to prior year transaction related expenses of $1.2 million, or $0.01 per diluted share • FFO of $22.0 million, or $0.15 per diluted share, compared to $48.5 million, or $0.34 per diluted share • AFFO of $28.5 million, or $0.19 per diluted share, compared to $35.0 million, or $0.24 per diluted share • Same-store cash NOI of $108.3 million, compared to $124.4 million, mostly driven by two tenant move outs, one at 1455 Market and the other at Sunset Las Palmas Studios Leasing • Executed 73 new and renewal leases totaling 508,615 square feet, with significant leases including: ◦ 82,000 square feet of new and renewal leases with consumer electronics company TDK InvenSense at Concourse with an eight-year term ◦ 54,000-square-foot new lease with a software company at Bentall Centre with an approximately 11- year term ◦ 36,000-square-foot new lease with a bio-tech company at Metro Center with an approximately five- year term ◦ 24,000-square-foot new lease with a semiconductor company at Metro Plaza with an approximately six-year term • Subsequent to the quarter, signed a 157,000-square-foot new lease with the City of San Francisco at 1455 Market with a 21-year term • GAAP rents increased 6.2% and cash rents decreased 5.4% from prior levels, with the decrease in cash rents primarily resulting from the aforementioned new and renewal leases at Concourse • In-service office portfolio ended the quarter at 79.0% occupied and 80.5% leased, compared to 80.8% and 81.9%, respectively, in fourth quarter of last year, with the decreases attributable to small to mid-size tenants vacating space in the San Francisco Bay Area and Seattle • On average over the trailing 12 months, the in-service studio portfolio was 76.9% leased, and the related 34 stages were 79.4% leased, compared to 80.4% and 84.7%, respectively, in the fourth quarter of last year, with the decreases due to the aforementioned tenant move out at Sunset Las Palmas Studios Transactions • Purchased for $43.5 million (before prorations and closing costs) a joint venture partner's 45% ownership interest in 1455 Market, a 1.0 million-square-foot office property in San Francisco, California, and subsequently signed the aforementioned 157,000-square-foot new lease Development • Subsequent to the quarter, substantially completed the 546,000-square-foot Washington 1000 office development in Seattle and the 241,000-square-foot Sunset Glenoaks studio development in Los Angeles Balance Sheet as of March 31, 2024 • $734.3 million of total liquidity comprised of $114.3 million of unrestricted cash and cash equivalents and $620.0 million of undrawn capacity under the unsecured revolving credit facility • $15.7 million and $183.1 million of undrawn capacity under construction loans secured by Sunset Glenoaks Studios and Sunset Pier 94 Studios, respectively • HPP's share of net debt to HPP's share of undepreciated book value was 37.0% with 91.9% of debt fixed or capped and no material maturities until November 2025 Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32 Executive Summary (continued) Three Months Ended March 31, 2024 Note: Definitions for commonly used terms on pages 27-29. Dividend • The Company's Board of Directors reinstated and declared a quarterly dividend on its common stock of $0.05 per share, and declared a quarterly dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share Corporate Responsibility • Subsequent to the quarter, issued the Company's 2023 Corporate Responsibility Report, detailing awards and recognition received, and success in achieving and progressing on related goals

Page 6 of 32 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Laura Campbell Executive Vice President, Investor Relations and Marketing Gary Hansel Executive Vice President, Southern California Office Operations Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Dale Shimoda Executive Vice President, Finance Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Michael Nash Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Board of Directors:

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BofA Securities
Camille Bonnel
(416) 369-2140

BTIG
Tom Catherwood
(212) 738-6140

Citigroup Global Markets
Michael Griffin
(212) 816-5871

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Peter Abramowitz
(212) 336-7241

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Scotiabank
Nicholas Yulico
(212) 225-6904

Wedbush
Richard Anderson
(212) 931-7001

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Andrew Rosivach
(646) 582-9250

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 3/31/24 12/31/23 (Unaudited) ASSETS Investment in real estate, net $ 6,441,809 $ 6,484,459 Non-real estate property, plant and equipment, net 119,750 118,783 Cash and cash equivalents 114,305 100,391 Restricted cash 19,267 18,765 Accounts receivable, net 23,980 24,609 Straight-line rent receivables, net 217,685 220,787 Deferred leasing costs and intangible assets, net 319,214 326,950 Operating lease right-of-use assets 370,056 376,306 Prepaid expenses and other assets, net 90,812 94,145 Investment in unconsolidated real estate entities 270,440 252,711 Goodwill 264,144 264,144 TOTAL ASSETS $ 8,251,462 $ 8,282,050 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,034,300 $ 3,945,314 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 203,194 203,736 Operating lease liabilities 383,993 389,210 Intangible liabilities, net 26,305 27,751 Security deposits, prepaid rent and other 87,047 88,734 Total liabilities 4,800,975 4,720,881 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 52,108 57,182 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized; 17,000,000 shares outstanding at 3/31/24 and 12/31/23 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 141,144,592 shares and 141,034,806 shares outstanding at 3/31/24 and 12/31/23, respectively 1,403 1,403 Additional paid-in capital 2,753,640 2,651,798 Accumulated other comprehensive income (loss) 3,033 (187) Total HPP stockholders’ equity 3,183,076 3,078,014 Non-controlling interest—members in consolidated real estate entities 120,526 335,439 Non-controlling interest—units in the operating partnership 84,962 80,719 Total equity 3,388,564 3,494,172 TOTAL LIABILITIES AND EQUITY $ 8,251,462 $ 8,282,050

Page 9 of 32 Consolidated Statements of Operations Unaudited, in thousands, except per share data Three Months Ended 3/31/24 3/31/23 REVENUES Office Rental revenues $ 171,427 $ 202,657 Service and other revenues 3,648 3,976 Total office revenues 175,075 206,633 Studio Rental revenues 13,600 16,253 Service and other revenues 25,348 29,377 Total studio revenues 38,948 45,630 Total revenues 214,023 252,263 OPERATING EXPENSES Office operating expenses 72,947 74,054 Studio operating expenses 37,109 37,244 General and administrative 19,710 18,724 Depreciation and amortization 91,854 97,139 Total operating expenses 221,620 227,161 OTHER INCOME (EXPENSES) Loss from unconsolidated real estate entities (743) (745) Fee income 1,125 2,402 Interest expense (44,089) (53,807) Interest income 854 371 Management services reimbursement income—unconsolidated real estate entities 1,156 1,064 Management services expense—unconsolidated real estate entities (1,156) (1,064) Transaction-related expenses (2,150) (1,186) Unrealized (loss) gain on non-real estate investments (898) 839 Gain on sale of real estate — 7,046 Other income 143 5,161 Total other expenses (45,758) (39,919) Loss before income tax benefit (provision) (53,355) (14,817) Income tax benefit (provision) — — Net loss (53,355) (14,817) Net income attributable to Series A preferred units (153) (153) Net income attributable to Series C preferred shares (5,047) (5,047) Net income attributable to participating securities (202) (553) Net loss (income) attributable to non-controlling interest in consolidated real estate entities 4,169 (1,031) Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 1,157 894 Net loss attributable to common units in the operating partnership 1,229 282 NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS $ (52,202) $ (20,425) BASIC AND DILUTED PER SHARE AMOUNTS Net loss attributable to common stockholders—basic (0.37) (0.14) Net loss attributable to common stockholders—diluted (0.37) (0.14) Weighted average shares of common stock outstanding—basic 141,122 141,025 Weighted average shares of common stock outstanding—diluted 141,122 141,025

Page 10 of 32 Funds from Operations & Adjusted Funds from Operations Unaudited, in thousands, except per share data FUNDS FROM OPERATIONS Three Months Ended 3/31/24 3/31/23 Net loss $ (53,355) $ (14,817) Adjustments: Depreciation and amortization—consolidated 91,854 97,139 Depreciation and amortization—non-real estate assets (7,981) (8,392) Depreciation and amortization—HPP’s share from unconsolidated real estate entities 1,151 1,263 Gain on sale of real estate — (7,046) Unrealized loss (gain) on non-real estate investments 898 (839) FFO attributable to non-controlling interests (5,326) (13,637) FFO attributable to preferred shares and units (5,200) (5,200) FFO to common stock/unit holders 22,041 48,471 Specified items impacting FFO: Transaction-related expenses 2,150 1,186 FFO (excluding specified items) to common stock/unit holders $ 24,191 $ 49,657 Weighted average common stock/units outstanding—diluted 146,221 143,329 FFO per common stock/unit—diluted $ 0.15 $ 0.34 FFO (excluding specified items) per common stock/unit—diluted $ 0.17 $ 0.35 Note: Definitions for commonly used terms on pages 27-29. ADJUSTED FUNDS FROM OPERATIONS Three Months Ended 3/31/24 3/31/23 FFO (excluding specified items) $ 24,191 $ 49,657 Adjustments: GAAP non-cash revenue (straight-line rent and above/below-market rents) 2,018 (9,136) GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) 1,666 1,823 Non-real estate depreciation and amortization 7,981 8,392 Non-cash interest expense 1,846 4,676 Non-cash compensation expense 6,532 5,156 Recurring capital expenditures, tenant improvements and lease commissions (15,743) (25,525) AFFO $ 28,491 $ 35,043 Dividends paid to common stock/unit holders $ 7,869 $ 36,665 AFFO payout ratio 27.6% 104.6%

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS

	Three Months Ended		
	3/31/24	**3/31/23**	**% Change**
Same-store office statistics			
Number of properties	41	41	
Square feet	11,572,070	11,572,070	
Average % occupied	78.1 %	85.2 %	
Same-store studio statistics			
Number of properties	3	3	
Square feet	1,231,278	1,231,278	
Average % leased	76.9 %	86.3 %	
Same-store NOI[(1)]			
Office revenues	$ 165,059	$ 180,776	(8.7)%
Office expenses	67,397	66,114	1.9
Same-store office NOI	97,662	114,662	(14.8)
Studio revenues	19,326	22,389	(13.7)
Studio expenses	11,593	12,031	(3.6)
Same-store studio NOI	7,733	10,358	(25.3)
Total same-store NOI	**$ 105,395**	**$ 125,020**	**(15.7)%**

SAME-STORE ANALYSIS (CASH BASIS)

	Three Months Ended		
	3/31/24	**3/31/23**	**% Change**
Same-store NOI (cash basis)			
Office cash revenues	$ 167,096	$ 179,404	(6.9)%
Office cash expenses	66,404	64,989	2.2
Same-store office NOI (cash basis)	100,692	114,415	(12.0)
Studio cash revenues	19,144	21,904	(12.6)
Studio cash expenses	11,542	11,920	(3.2)
Same-store studio NOI (cash basis)	7,602	9,984	(23.9)
Total same-store NOI (cash basis)	**$ 108,294**	**$ 124,399**	**(12.9)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

Page 11 of 32

HUDSON PACIFIC PROPERTIES

NOI Detail

Three Months Ended March 31, 2024 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 134,262	$ 10,344	$ 8,052	$ 2,835	$ 155,493
Cash tenant recoveries	29,208	244	1,906	(5)	31,353
Straight-line rent	(3,308)	191	16	—	(3,101)
Amortization of above/below-market leases, net	1,399	—	22	—	1,421
Amortization of lease incentive costs	(128)	(9)	(2)	—	(139)
Total rental revenue	161,433	10,770	9,994	2,830	185,027
Service and other revenues	3,626	8,556	22	16,792	28,996
Total revenue	**165,059**	**19,326**	**10,016**	**19,622**	**214,023**
OPERATING EXPENSES					
Property operating expenses	66,404	11,542	5,548	24,796	108,290
Straight-line rent	324	—	—	710	1,034
Non-cash compensation expense	19	51	—	—	70
Amortization of above/below-market ground leases, net	650	—	2	10	662
Total operating expenses	**67,397**	**11,593**	**5,550**	**25,516**	**110,056**
CONSOLIDATED NOI[(1)]	**$ 97,662**	**$ 7,733**	**$ 4,466**	**$ (5,894)**	**$ 103,967**
Add: HPP's share of NOI from unconsolidated real estate entity[(2)]	—	—	2,522	—	2,522
Less: NOI attributable to non-controlling interests[(2)]	13,187	3,596	158	—	16,941
HPP's share of NOI	**$ 84,475**	**$ 4,137**	**$ 6,830**	**$ (5,894)**	**$ 89,548**
Reconciliation to Cash NOI					
Consolidated NOI	$ 97,662	$ 7,733	$ 4,466	$ (5,894)	$ 103,967
Straight-line rent, net	3,632	(191)	(16)	710	4,135
Non-cash compensation expense	19	51	—	—	70
Amortization of above/below-market leases, net	(1,399)	—	(22)	—	(1,421)
Amortization of lease incentive costs	128	9	2	—	139
Amortization of above/below-market ground leases, net	650	—	2	10	662
CONSOLIDATED CASH NOI	**$ 100,692**	**$ 7,602**	**$ 4,432**	**$ (5,174)**	**$ 107,552**
Add: HPP's share of cash NOI from unconsolidated real estate entity[(2)]	—	—	1,649	—	1,649
Less: Cash NOI attributable to non-controlling interests[(2)]	12,944	3,532	158	—	16,634
HPP's share of Cash NOI	**$ 87,748**	**$ 4,070**	**$ 5,923**	**$ (5,174)**	**$ 92,567**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

Page 12 of 32

Debt Summary & Debt Metrics

As of March 31, 2024 | Unaudited, in thousands

DEBT SUMMARY

		Outstanding Balance		HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT						
Series B notes	$	259,000	$	259,000	4.69%	12/16/25
Series D notes		150,000		150,000	3.98%	7/6/26
Unsecured revolving credit facility[2]		280,000		280,000	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes		400,000		400,000	3.95%	11/1/27
Series C notes		56,000		56,000	4.79%	12/16/27
5.95% Registered senior notes		350,000		350,000	5.95%	2/15/28
4.65% Registered senior notes		500,000		500,000	4.65%	4/1/29
3.25% Registered senior notes		400,000		400,000	3.25%	1/15/30
Total unsecured debt		**2,395,000**		**2,395,000**		
SECURED DEBT						
Element LA		168,000		168,000	4.59%	11/6/25
1918 Eighth		314,300		172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio		1,100,000		561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio debt		(30,233)		(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio, net		1,069,767		530,767		
Hill7		101,000		55,550	3.38%	11/6/28
Total secured debt		**1,653,067**		**927,182**		
Total unsecured and secured debt	**$**	**4,048,067**	**$**	**3,322,182**		
Consolidated joint venture partner debt	$	66,136	$	—	4.50%	10/9/32
UNCONSOLIDATED DEBT						
Sunset Glenoaks Studios[2]	$	84,859	$	42,430	SOFR + 3.10%	1/9/27
Bentall Centre[2]		470,273		94,055	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[2]		100		26	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$**	**555,232**	**$**	**136,511**		

DEBT METRICS

Total unsecured and secured debt	$	4,048,067
Less: Consolidated cash and cash equivalents		(114,305)
Consolidated debt, net	$	3,933,762
Less: Partners' share of consolidated unsecured and secured debt		(725,885)
Add: HPP's share of unconsolidated real estate entities' debt		136,511
Add: Partners' share of consolidated cash and cash equivalents		18,688
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents		(3,551)
HPP's share of debt, net	$	3,359,525
HPP's share of debt, net/HPP's share of undepreciated book value[3]		**37.0 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[3]		9.7x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[3]		**9.8x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) As of March 31, 2024, we had undrawn capacity of $620.0 million on our unsecured revolving credit facility, $3.7 million on our Bentall Centre loan, $7.9 million on our Sunset Glenoaks Studios loan and $46.8 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) See pages 31-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,395,000 69.2% 4.7% 3.9 Secured 1,063,693 30.8 4.9 2.3 Total $3,458,693 100.0% 4.8% 3.4 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $3,136,237 90.7% 4.6% 3.5 Capped 42,430 1.2 7.6 2.8 Floating 280,026 8.1 6.7 2.7 Total $3,458,693 100.0% 4.8% 3.4 GAAP effective rate 4.9% Debt Maturity Schedule $259,000 $430,000 $456,000 $350,000 $500,000 $400,000 $— $340,865 $530,767 $136,485 $55,576 Secured Unsecured 2024 2025 2026 2027 2028 2029 2030 + $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Hollywood Media Portfolio, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $94,055 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio $180,000 2/9/24 8/9/26 4.13% SOFR Interest rate caps Sunset Glenoaks Studios $42,430 8/15/22 1/9/25 4.50% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value(2) ≤ 65% 47.1% Unsecured indebtedness to unencumbered asset value(2) ≤ 65% 40.7% Adjusted EBITDA to fixed charges ≥ 1.5x 1.8x Secured indebtedness to total asset value ≤ 45% 20.3% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.6x Private Placement (Series B, C, and D Notes) Total liabilities to total asset value ≤ 65% 50.8% Unsecured indebtedness to unencumbered asset value ≤ 65% 49.7% Adjusted EBITDA to fixed charges ≥ 1.5x 1.8x Secured indebtedness to total asset value ≤ 45% 21.9% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.6x Unsecured registered senior notes Debt to total assets ≤ 60% 44.3% Total unencumbered assets to unsecured debt ≥ 150% 239.3% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.8x Secured debt to total assets ≤ 45% 19.0% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of March 31, 2024, at which time the operating partnership was in compliance. (2) Based on the provisions of the fourth quarter 2023 amendment to the unsecured revolving credit facility, the total leverage and the unsecured leverage thresholds have been extended from 60% to 65% through December 31, 2024 (or until such time as the private placement covenant calculations are amended to reflect the recent adjustments to the credit facility covenants, if sooner).

HUDSON PACIFIC PROPERTIES

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Number of office properties owned	46	46	48	50	49
In-service office square feet	13,852,533	13,853,005	14,437,595	14,507,904	14,483,122
In-service office % leased	80.5 %	81.9 %	83.1 %	87.0 %	88.7 %
In-service office % occupied	79.0 %	80.8 %	81.3 %	85.2 %	86.9 %
Number of studio properties owned	5	5	5	4	4
In-service studio square feet(1)	1,231,278	1,231,278	1,231,335	1,230,997	1,226,576
In-service studio % leased	76.9 %	80.4 %	83.5 %	86.5 %	86.3 %


YTD HPP's Share NOI %
Office vs. Studio(2)
100.0%
Office
Studio


YTD HPP's Share NOI %
by Region
15.9%
2.8%
41.0%
21.3%
19.0%
Silicon Valley
San Francisco
Vancouver
Los Angeles
Seattle


HPP's Share ABR %
by Industry(3)
17.1%
36.2%
6.2%
7.5%
8.1%
8.5%
16.4%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services


HPP's Share Tech ABR % by Public/
Private Tenants & Age(4)
7.9%
9.1%
83.0%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 20 for a list of in-service studio properties.
(2) See page 30 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 65,537,844	$ 33,424,300	$ 67.76
West Los Angeles	2	784,407	97.0	98.3	41,951,479	41,951,479	55.12
Downtown Los Angeles	2	234,664	86.4	86.4	9,687,787	9,687,787	47.76
Subtotal	**9**	**1,986,265**	**97.2**	**97.7**	**117,177,110**	**85,063,566**	**60.68**
San Francisco Bay Area, California							
North San Jose	5	2,638,634	62.9	64.9	77,303,132	77,303,132	46.56
San Francisco	7	2,425,117	69.8	69.8	120,097,667	109,599,109	70.97
Palo Alto	7	1,140,955	82.1	82.1	81,104,648	81,104,648	86.61
Redwood Shores	4	950,093	81.8	83.4	53,585,715	53,585,715	68.97
Foster City	1	723,919	82.3	88.5	37,749,529	37,749,529	63.38
Santa Clara	1	284,903	65.9	79.8	9,435,906	9,435,906	50.28
Subtotal	**25**	**8,163,621**	**71.6**	**73.5**	**379,276,597**	**368,778,039**	**64.84**
Seattle, Washington							
Denny Triangle	4	1,339,681	99.9	99.9	54,757,736	36,392,864	40.93
Pioneer Square	5	841,992	56.2	59.3	20,211,544	20,211,544	42.68
Subtotal	**9**	**2,181,673**	**83.0**	**84.2**	**74,969,280**	**56,604,408**	**41.39**
Vancouver, British Columbia							
Downtown Vancouver	1	1,520,974	89.0	89.8	41,163,114	8,232,623	30.41
Subtotal	**1**	**1,520,974**	**89.0**	**89.8**	**41,163,114**	**8,232,623**	**30.41**
TOTAL IN-SERVICE OFFICE[(1)]	**44**	**13,852,533**	**79.0 %**	**80.5 %**	**$ 612,586,101**	**$ 518,678,636**	**$ 55.97**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 253,356 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	500,370	95.4	97.3
Element LA	West Los Angeles	284,037	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
Maxwell	Downtown Los Angeles	102,963	69.1	69.1
San Francisco Bay Area, California				
Concourse	North San Jose	943,653	80.1	80.5
Gateway	North San Jose	609,421	65.6	67.3
Metro Plaza	North San Jose	451,238	58.4	67.0
Skyport Plaza	North San Jose	418,465	6.1	6.1
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,033,682	45.3	45.3
Rincon Center	San Francisco	532,415	97.3	97.3
Ferry Building	San Francisco	266,232	94.6	95.2
901 Market	San Francisco	206,113	56.8	56.8
875 Howard	San Francisco	191,201	100.0	100.0
625 Second	San Francisco	138,354	64.2	64.2
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	317,845	87.7	87.7
3400 Hillview	Palo Alto	207,857	100.0	100.0
Foothill Research Center	Palo Alto	195,121	93.6	93.6
Page Mill Hill	Palo Alto	178,179	36.0	36.0
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	94,539	58.8	58.8
3176 Porter	Palo Alto	46,759	100.0	100.0
Towers at Shore Center	Redwood Shores	335,285	91.4	93.0
Shorebreeze	Redwood Shores	230,932	79.6	83.8
555 Twin Dolphin	Redwood Shores	200,785	73.2	73.2
333 Twin Dolphin	Redwood Shores	183,091	76.4	76.4
Metro Center	Foster City	723,919	82.3	88.5
Techmart	Santa Clara	284,903	65.9	79.8
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	100.0	100.0
Hill7	Denny Triangle	285,310	99.6	99.6
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,511	99.7	99.7
505 First	Pioneer Square	287,849	18.5	18.5
83 King	Pioneer Square	183,898	66.5	66.5
450 Alaskan	Pioneer Square	171,026	100.0	100.0
411 First	Pioneer Square	163,649	77.6	93.3
95 Jackson	Pioneer Square	35,570	—	—
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,520,974	89.0	89.8
TOTAL IN-SERVICE OFFICE		**13,852,533**	**79.0 %**	**80.5 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

						HPP's Share	
		# of Properties	Lease Expiration	Occupied Square Feet		Annualized Base Rent	% of Annualized Base Rent
1	Google, Inc.	4	2025-2029	640,726	(1)	$ 52,625,818	10.1%
2	Amazon	3	2025-2031	990,788	(2)	28,214,335	5.4
3	Netflix, Inc.	3	2031	722,305	(3)	25,777,966	5.0
4	Uber Technologies, Inc.	1	2025	325,445		19,082,051	3.7
5	Riot Games, Inc.	1	2030	284,037		18,951,920	3.7
6	Nutanix, Inc.	2	2024-2030	332,858	(4)	15,870,596	3.1
7	Salesforce.com	1	2025-2028	265,394	(5)	15,036,621	2.9
8	Dell EMC Corporation	2	2026-2027	130,021	(6)	8,827,077	1.7
9	Coupa Software, Inc.	1	2024-2033	100,654	(7)	7,771,055	1.5
10	GitHub, Inc.	2	2024-2030	92,450	(8)	7,086,069	1.4
11	PayPal, Inc.	1	2030	131,701	(9)	6,173,837	1.2
12	Weil, Gotshal & Manges LLP	1	2026	76,278		6,097,801	1.2
13	Poshmark, Inc.	1	2024-2029	75,876	(10)	5,805,431	1.1
14	Regus	5	2024-2030	123,583	(11)	5,715,427	1.1
15	Bank of America	4	2024-2027	80,899	(12)	5,385,167	1.0
	TOTAL			**4,373,015**		**$228,421,171**	**44.1%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 182,672 square feet at Foothill Research Center in February 2025, (ii) 208,843 square feet at Rincon Center in February 2028, (iii) 207,857 square feet at 3400 Hillview in November 2028 (early termination right between May 2025-February 2027) and (iv) 41,354 square feet at Ferry Building in October 2029.

(2) Amazon expirations: (i) 139,824 square feet at Met Park North in November 2025 (early termination right starting in December 2024), (ii) 659,150 square feet at 1918 Eighth in September 2030 and (iii) 191,814 square feet at 5th & Bell in May 2031.

(3) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(4) Nutanix, Inc. expirations: (i) 117,001 square feet at Concourse in May 2024 and (ii) 215,857 square feet at 1740 Technology in May 2030.

(5) Salesforce.com expirations: (i) 83,016 square feet in July 2025, (ii) 83,372 square feet in April 2027 and (iii) 99,006 square feet in October 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(6) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard in June 2026 and (ii) 46,472 square feet at 505 First in January 2027.

(7) Coupa Software, Inc. expirations: (i) 910 square feet in June 2024 and (ii) 99,744 square feet in November 2033.

(8) GitHub Inc. expirations: (i) 35,330 square feet at 625 Second in December 2024 and (ii) 57,120 square feet at 275 Brannan in June 2030.

(9) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(10) Poshmark, Inc. expirations: (i) 25,549 square feet in May 2024 and (ii) 50,327 square feet in December 2029.

(11) Regus expirations: (i) 20,059 square feet at 11601 Wilshire in March 2024, (ii) 27,369 square feet at Techmart in April 2025, (iii) 9,739 square feet at Palo Alto Square in April 2026, (iv) 45,120 square feet at Gateway in September 2027 and (v) 21,296 square feet at 450 Alaskan in October 2030.

(12) Bank of America expirations: (i) 68,991 square feet at 1455 Market in December 2024, (ii) 5,598 square feet at Palo Alto Square in March 2026, (iii) 122 square feet at Ferry Building in September 2026 and (iv) 6,188 square feet at Bentall Centre in January 2027.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	558,295	100.0 %	81.7 %	$22,053,523	$ 11,247,297	$ 48.40
Sunset Bronson Studios[(1)]	Owned	Hollywood	9	310,006	100.0	94.9	12,872,520	6,564,985	43.83
Sunset Las Palmas Studios	Owned	Hollywood	13	362,977	41.0	54.1	9,050,937	4,615,978	45.37
TOTAL IN-SERVICE STUDIO			**34**	**1,231,278** [(2)]	**79.4 %**	**76.9 %**	**$43,976,980**	**$ 22,428,260**	**$ 46.48**
Quixote Studios	Various	Various	27	668,067 [(3)]	29.8%	27.1%	$9,961,978	$9,961,978	$ 62.33

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Studio Ancillary**	**Pro Supplies**	**Transportation**	**Location**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$10,770	$8,556	N/A	N/A	N/A	$19,326	$11,593	$7,733
Quixote Studios & Services	2,830	5,466	1,967	8,052	1,307	19,622	25,516	(5,894)
TOTAL	**$13,600**	**$14,022**	**$1,967**	**$8,052**	**$1,307**	**$38,948**	**$37,109**	**$1,839**

Note: Definitions for commonly used terms on pages 27-29.

(1) Number of stages at Sunset Bronson Studios was amended during first quarter 2024 to reflect the grouping of two stages as one based on current utilization of the space.

(2) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

(3) Square feet reflects remeasurements of existing footage and new lease agreements as of March 31, 2024.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 3/31/24 Gross Leasing Activity New cash rate $41.63 Renewal cash rate $39.17 New square feet leased 293,059 Renewal square feet leased 215,556 Total square feet leased 508,615 Leases expired and terminated Contractual expiration square feet 334,420 Early termination square feet 68,732 Total square feet expired/terminated 403,152 GAAP rent expiring rate $37.26 GAAP rent new/renewal rate $39.57 % change in GAAP rent 6.2 % Cash rent expiring rate $42.79 Cash rent new/renewal rate $40.50 % change in cash rent (5.4) % Tenant improvements & leasing commissions (total / annual) New leases $54.19 / $8.97 Renewal leases $37.57 / $8.56 Blended $47.65 / $8.84 Net effective rent New leases $37.53 Renewal leases $41.47 Blended $39.08 Weighted average lease term (in months) New leases 72.5 Renewal leases 52.7 Blended 64.7 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

			HPP's Share				
	# of Leases Expiring	Square Feet Expiring [(1)]	Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		3,495,318					
Q1-2024	12	105,338	$ 5,798,581	1.1 %	$ 58.26	$ 5,798,581	$ 58.26
Q2-2024	33	396,951	17,175,307	3.3	48.72	17,397,996	49.35
Q3-2024	38	248,296	14,021,318	2.7	61.60	14,217,239	62.46
Q4-2024	70	515,137	29,981,402	5.6	62.26	30,483,494	63.30
Total 2024	153	1,265,722	66,976,608	12.7	57.67	67,897,310	58.47
2025	174	1,931,695	102,537,718	19.5	59.76	105,195,875	61.31
2026	106	744,270	41,916,185	7.9	61.68	44,435,466	65.39
2027	117	1,104,363	57,851,603	11.0	61.30	62,508,568	66.24
2028	71	1,206,876	71,740,077	13.6	71.30	79,031,491	78.54
2029	54	574,895	31,145,452	5.9	69.63	33,894,537	75.78
2030	25	1,649,016	68,704,894	13.0	53.44	80,110,160	62.31
2031	19	1,068,700	38,188,055	7.2	58.32	48,410,702	73.93
2032	10	245,879	8,507,255	1.6	59.10	10,781,160	74.90
2033	16	632,148	23,524,552	4.5	52.11	29,721,084	65.84
Thereafter	18	268,335	7,115,810	1.3	51.08	10,272,725	73.74
Building management use	45	240,002	—	—	—	—	—
Signed leases not commenced	31	208,475	9,375,481	1.8	47.30	10,505,999	53.01
TOTAL/WEIGHTED AVERAGE	**839**	**14,635,694**	**$ 527,583,690**	**100.0 %**	**$ 58.36**	**$ 582,765,077**	**$ 64.46**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q2 2024		Q3 2024		Q4 2024		Q1 2025	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	5,809	$ 18.97	3,951	$ 60.00	—	$ —	—	$ —
San Francisco Bay Area, California	70,176	50.97	90,698	48.77	—	—	—	—
Seattle, Washington	6,561	34.14	—	—	19,229	38.00	—	—
Vancouver, British Columbia	8,189	21.17	3,862	49.50	—	—	—	—
TOTAL	**90,735**	**$ 45.02**	**98,511**	**$ 49.25**	**19,229**	**$ 38.00**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	6,069	$ 54.00	23,377	$ 63.39	—	$ —	—	$ —
San Francisco Bay Area, California	4,381	46.73	27,670	41.63	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	53,602	31.03	7,314	40.87	—	—	—	—
TOTAL	**64,052**	**$ 34.28**	**58,361**	**$ 50.25**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases								
Los Angeles, California	46,317	$ 49.59	41,137	$ 42.23	22,232	$ 66.12	—	$ —
San Francisco Bay Area, California	295,631	49.76 (1)	170,559	69.90 (2)	379,194	66.17 (3)	638,912	66.77 (4)
Seattle, Washington	58	51.72	12,424	43.62	78,466	48.93 (5)	11,171	42.98
Vancouver, British Columbia	55,464	34.83	24,176	29.19	35,245	27.76	21,264	35.72
TOTAL	**397,470**	**$ 47.66**	**248,296**	**$ 60.03**	**515,137**	**$ 60.91**	**671,347**	**$ 65.39**

	Q2 2025		Q3 2025		Q4 2025		Q1 2026	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	29,357	33.00	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**29,357**	**$ 33.00**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases								
Los Angeles, California	5,277	$ 66.14	14,589	$ 69.87	10,349	$ 65.05	57,560	$ 63.64
San Francisco Bay Area, California	273,380	59.07 (6)	334,415	70.45 (7)	151,092	66.08	116,180	63.23
Seattle, Washington	175,646	46.57 (8)	—	—	145,319	38.21 (9)	45,180	25.25
Vancouver, British Columbia	76,003	33.46	28,107	33.76	49,258	37.22	41,559	31.22
TOTAL	**530,306**	**$ 51.33**	**377,111**	**$ 67.69**	**356,018**	**$ 50.68**	**260,479**	**$ 51.63**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Includes Nutanix, Inc. expiration at Concourse for 117,001 square feet in May 2024. (2) Includes Door Dash, Inc. at 901 Market for 50,821 square feet in August 2024. (3) Includes Bank of America at 1455 Market for 68,991 square feet in December 2024. (4) Includes Uber Technologies, Inc. at 1455 Market for 325,445 square feet and Google, Inc. at Foothill Research Center for 182,672 square feet both in February 2025. (5) Includes RealSelf, Inc. at 83 King for 74,700 square feet in December 2024. (6) Includes TDK Corporation of America/Invensense at Concourse for 86,534 square feet in April 2025. (7) Includes Salesforce.com at Rincon Center for 83,016 square feet in July 2025. (8) Includes HBO Code Labs, Inc. at Hill7 for 112,222 square feet in May 2025. (9) Includes Amazon at Met Park North for 139,824 square feet in November 2025.

Under Construction & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

UNDER CONSTRUCTION

	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 3/31/24[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
Los Angeles, California									
Sunset Glenoaks Studios	Sun Valley	Q4-2021	Q2-2024	Q3-2024	241,000	—%	$ 174,316	$190,000-$200,000	7.5%-8.0%
Seattle, Washington									
Washington 1000	Denny Triangle	Q2-2022	Q2-2024	Q2-2026	546,000	0.5%	$ 249,268	$340,000-$360,000	7.5%-8.0%
New York, New York									
Sunset Pier 94 Studios	Manhattan	Q3-2023	Q4-2025	Q3-2026	232,000	—%	$ 90,306	$305,000-$325,000	7.7%-8.2%
TOTAL					**1,019,000**		**$ 513,890**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 3/31/24[5]
Los Angeles, California				
Sunset Las Palmas Studios—Development	Studio	Hollywood	617,581	$ 28,371
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$ 7,866
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$ —
Element LA—Development	Office	West Los Angeles	500,000	$ —
10900-10950 Washington[6]	Residential	West Los Angeles	N/A	$ 568
Vancouver, British Columbia				
Burrard Exchange	Office	Downtown Vancouver	450,000	$ 7,376
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$ 277,058
TOTAL			**3,233,589**	**$ 321,239**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Glenoaks Studios for $28.8 million, Washington 1000 for $85.6 million and Sunset Pier 94 Studios for $41.7 million.
(5) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $163.9 million.
(6) Pending entitlement to develop approximately 500 residential units.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,043,790	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	999,152	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	329,822	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
San Francisco, California				
Ferry Building	Allianz	San Francisco	266,232	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California				
Sunset Glenoaks Studios	Blackstone	Sun Valley	241,000	50.0 %
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre[3]	Blackstone	Downtown Vancouver	1,970,974	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios[3]	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.
(3) Dollar amounts in this document shown in USD using the applicable foreign currency exchange rates as of March 31, 2024.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of March 31, 2024 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of March 31, 2024. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of March 31, 2024. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of March 31, 2024. For studio properties, ABR reflects actual base rent for the 12 months ended March 31, 2024, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2024. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended March 31, 2024. For same-store studio properties, represents the average percent leased for the 12 months ended March 31, 2024. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to March 31, 2024, but with commencement dates after March 31, 2024, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures. Diluted Shares: Represents an estimate of the total shares and units, including those issuable under our 2022 and 2023 Performance Stock Unit (“PSU”) Plans as of quarter end, based on the projected award potential of such programs as of the end of such periods, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CDOR as of March 31, 2024, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of March 31, 2024, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of March 31, 2024, the Company owned 95.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of March 31, 2024, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent leased reflects the average percent leased for the 12 months ended March 31, 2024. Project Costs: Exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended March 31, 2024 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2023 and still owned and included in the stabilized office portfolio as of March 31, 2024. Same-Store Studio: Same-store studio for the three months ended March 31, 2024 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2023 and still owned and included in the stabilized studio portfolio as of March 31, 2024. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to March 31, 2024, but with commencement dates after March 31, 2024 and within the next eight quarters. Definitions (continued)

Page 30 of 32 Non-GAAP Reconciliations Unaudited, in thousands RECONCILIATION OF NET LOSS TO NOI Three Months Ended 3/31/24 3/31/23 Net loss $ (53,355) $ (14,817) Adjustments: Loss from unconsolidated real estate entities 743 745 Fee income (1,125) (2,402) Interest expense 44,089 53,807 Interest income (854) (371) Management services reimbursement income—unconsolidated real estate entities (1,156) (1,064) Management services expense—unconsolidated real estate entities 1,156 1,064 Transaction-related expenses 2,150 1,186 Unrealized loss (gain) on non-real estate investments 898 (839) Gain on sale of real estate — (7,046) Other income (143) (5,161) Income tax benefit — — General and administrative 19,710 18,724 Depreciation and amortization 91,854 97,139 NOI $ 103,967 $ 140,965 Add: HPP’s share of NOI from unconsolidated real estate entities 2,522 2,753 Less: NOI attributable to non-controlling interests 16,941 26,001 HPP’s Share of NOI $ 89,548 $ 117,717 NOI Detail Same-store office cash revenues $ 167,096 $ 179,404 Straight-line rent (3,308) 63 Amortization of above/below-market leases, net 1,399 1,591 Amortization of lease incentive costs (128) (282) Same-store office revenues 165,059 180,776 Same-store studios cash revenues 19,144 21,904 Straight-line rent 191 494 Amortization of lease incentive costs (9) (9) Same-store studio revenues 19,326 22,389 Same-store revenues 184,385 203,165 Same-store office cash expenses 66,404 64,989 Straight-line rent 324 414 Non-cash compensation expense 19 35 Amortization of above/below-market ground leases, net 650 676 Same-store office expenses 67,397 66,114 Same-store studio cash expenses 11,542 11,920 Non-cash compensation expense 51 111 Same-store studio expenses 11,593 12,031 Same-store expenses 78,990 78,145 Same-store NOI 105,395 125,020 Non-same-store NOI (1,428) 15,945 NOI $ 103,967 $ 140,965

Non-GAAP Reconciliations (continued)
Unaudited, in thousands

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	3/31/24	3/31/23
Net loss	$ (53,355)	$ (14,817)
Interest income—consolidated	(854)	(371)
Interest expense—consolidated	44,089	53,807
Depreciation and amortization—consolidated	91,854	97,139
EBITDA	81,734	135,758
Unconsolidated real estate entities depreciation and amortization	1,151	1,263
Unconsolidated real estate entities interest expense	1,740	1,686
EBITDAre	84,625	138,707
Unrealized loss (gain) on non-real estate investments	898	(839)
Gain on sale of real estate	—	(7,046)
Other income	(143)	(5,161)
Transaction-related expenses	2,150	1,186
Non-cash compensation expense	6,567	5,217
Straight-line rent receivables, net	4,135	(9,443)
Non-cash amortization of above/below-market leases, net	(1,421)	(1,620)
Non-cash amortization of above/below-market ground leases, net	662	688
Amortization of lease incentive costs	139	311
Adjusted EBITDAre	97,612	122,000
Studio cash NOI	(2,428)	(8,853)
Office adjusted EBITDAre	95,184	113,147
x Annualization factor	4	4
Annualized office adjusted EBITDAre	380,736	452,588
Trailing 12-month studio cash NOI[(1)]	25,470	64,362
Cash adjusted EBTIDAre for selected ratios	**406,206**	**516,950**
Less: Partners' share of cash adjusted EBITDAre	(64,279)	(90,213)
HPP's share of cash adjusted EBITDAre	**$ 341,927**	**$ 426,737**
Total consolidated unsecured and secured debt	4,048,067	4,454,665
Less: Consolidated cash and cash equivalents	(114,305)	(163,327)
Consolidated debt, net	**$ 3,933,762**	**$ 4,291,338**
Less: Partners' share of debt, net	(574,238)	(642,846)
HPP's share of debt, net	**$ 3,359,524**	**$ 3,648,492**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**9.7x**	**8.3x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**9.8x**	**8.5x**

(1) Studio trailing 12-month studio cash NOI for the calculation of cash adjusted EBITDAre for the three months ended March 31, 2024 includes the studio cash NOI contribution from In-Service Studio but without Quixote Studios & Services.

Page 31 of 32

Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 3/31/24 3/31/23 Total assets $ 8,251,462 $ 9,124,091 Add: Accumulated depreciation 1,778,850 1,648,889 Add: Accumulated amortization 187,681 187,514 Less: Partners’ share of consolidated undepreciated book value (1,279,463) (1,554,477) Less: Investment in unconsolidated real estate entities (270,440) (194,163) Add: HPP’s share of unconsolidated undepreciated book value 410,464 337,540 HPP’s share of undepreciated book value $ 9,078,554 $ 9,549,394 Total consolidated unsecured and secured debt $ 4,048,067 $ 4,454,665 Less: Consolidated cash and cash equivalents (114,305) (163,327) Consolidated debt, net $ 3,933,762 $ 4,291,338 Less: Partners’ share of debt, net (574,238) (642,846) HPP’s share of debt, net $ 3,359,524 $ 3,648,492 HPP’s share of debt, net/HPP’s share of undepreciated book value 37.0% 38.2%